Exhibit 99.3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
The following unaudited pro forma consolidated financial information is based on the separate historical financial statements of XL Group plc ("XL" or the "Company") and Catlin Group Limited ("Catlin") after giving effect to the Acquisition of Catlin by XL (the "Acquisition"), the issuance of XL ordinary shares and additional debt in connection therewith (collectively, with the Acquisition, the "Transactions"), and based upon the assumptions and adjustments described in the accompanying notes to the unaudited pro forma consolidated financial information. The unaudited pro forma consolidated balance sheet as of December 31, 2014 is presented as if the Transactions had occurred on December 31, 2014. The unaudited pro forma consolidated income statement for the year ended December 31, 2014 is presented as if the Transactions had occurred on January 1, 2014. The historical consolidated financial statements have been adjusted to reflect factually supportable items that are directly attributable to the Transactions and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.
The preparation of the unaudited pro forma consolidated financial information and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma consolidated financial information should be read together with:

•	the accompanying notes to the unaudited pro forma consolidated financial information;

•
XL’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2014, included in XL’s Annual Report on Form 10-K for the year ended December 31, 2014; and

•	Catlin’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2014, attached as Exhibit 99.2.
The unaudited pro forma consolidated financial information has been prepared for illustrative purposes only. The pro forma adjustments are based on estimates using information available at this time. The unaudited pro forma consolidated financial information is not necessarily indicative of what the financial position or results of operations actually would have been had the Acquisition been completed at the dates indicated, and include pro forma adjustments which are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes. The unaudited pro forma consolidated financial information shown therein are not necessarily indicative of what the past financial position and results of operations of the combined company would have been nor indicative of the financial position and results of operations of the post-Acquisition periods. The unaudited pro forma consolidated financial information does not give consideration to the impact of possible revenue enhancements, expense efficiencies, strategy modifications, asset dispositions or other management actions that may be taken as a result of the Acquisition.
The unaudited pro forma consolidated financial information has been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States of America (“GAAP”). XL is the acquirer for accounting purposes. Accordingly, the assets, liabilities and commitments of Catlin, the accounting acquiree, are adjusted to their estimated December 31, 2014 fair values. The estimates of fair value are preliminary and are dependent upon certain valuations that have not progressed to a stage where there is sufficient information to make a definitive valuation. The unaudited pro forma adjustments, including the allocations of the acquisition consideration, have been made solely for the purpose of providing unaudited pro forma consolidated financial information.
The acquisition consideration and fair values of Catlin’s assets and liabilities, has been based on the actual net tangible and intangible assets of Catlin existing on the Acquisition date. Consequently, amounts preliminarily allocated to goodwill and intangible assets could change significantly from those allocations used in the unaudited pro forma consolidated financial information presented below and could result in a material change in amortization of acquired intangible assets.
On January 9, 2015, the Company entered into deal contingent deliverable foreign exchange forwards ("FX Forwards") with Morgan Stanley Capital Services LLC and Goldman Sachs International. The purpose of the FX Forwards was to mitigate risk of foreign currency exposure related to the Acquisition. Following the close of the Acquisition, the FX Forwards were settled.
In connection with the post-Acquisition integration of the operations of XL and Catlin, XL anticipates that nonrecurring integration charges will be incurred. XL is not able to determine the timing, nature, and amount of these charges as of June 26, 2015. However, these charges will impact the results of operations of the combined company following the completion of the Acquisition, in the period in which they are incurred.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(U.S. dollars in thousands)	December 31, 2014
	XL	Catlin	Adjustments		Total
ASSETS
Fixed maturities, at fair value - Available for sale ("AFS")	$29,359,034	$—	$7,514,000	(a) (b)	$36,873,034
Fixed maturities, at fair value - Trading ("Trading") or Fair Value Option ("FVO")	1,171	7,511,000	(7,511,000)	(a)	1,171
Equity securities, at fair value - AFS	868,292	—	158,000	(c)	1,026,292
Short-term investments, at fair value - AFS	256,727	—	203,000	(d)	459,727
Short-term investments, at fair value - FVO	—	203,000	(203,000)	(d)	—
Other investments	2,886,059	604,000	(109,300)	(e)	3,380,759
Total investments	$33,371,283	$8,318,000	$51,700		$41,740,983
Cash and cash equivalents	$2,521,814	$772,000	$(1,306,939)	(f)(g)	$1,986,875
Restricted cash and cash equivalents	—	185,000	—		185,000
Accrued investment income	315,964	40,000	—		355,964
Deferred acquisition costs and value of business in-force	354,533	526,000	163,327	(h) (l)	1,043,860
Ceded unearned premiums	952,525	749,000	(11,710)	(i)	1,689,815
Premiums receivable	2,473,736	2,004,000	(3,330)	(i)	4,474,406
Reinsurance balances receivable	131,519	254,000	(618)	(i)	384,901
Unpaid losses and loss expenses recoverable	3,429,368	1,451,000	(76,774)	(i) (j)	4,803,594
Receivable from investments sold	92,762	13,000	—		105,762
Goodwill and other intangible assets	447,952	720,000	746,942	(k)	1,914,894
Deferred tax asset	204,491	—	—		204,491
Other assets	750,872	315,000	(15,000)	(m) (n)	1,050,872
Total assets	$45,046,819	$15,347,000	$(452,402)		$59,941,417

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unpaid losses and loss expenses	$19,353,243	$6,705,000	$106,855	(i) (o)	$26,165,098
Deposit liabilities	1,245,367	—	—		1,245,367
Future policy benefit reserves	4,707,199	—	—		4,707,199
Funds withheld on life retrocession arrangements (net of future policy benefit reserves recoverable)	1,155,016	—	—		1,155,016
Unearned premiums	3,973,132	3,062,000	(11,710)	(i)	7,023,422
Notes payable and debt	1,662,580	90,000	974,666	(g) (p)	2,727,246
Reinsurance balances payable	493,230	1,069,000	(3,947)	(i)	1,558,283
Payable for investments purchased	42,291	37,000	—		79,291
Deferred tax liability	66,246	59,000	25,133	(q)	150,379
Other liabilities	912,748	313,000	93,846	(r)	1,319,594
Income taxes payable	—	20,000	—		20,000
Total liabilities	$33,611,052	$11,355,000	$1,184,843		$46,150,895
Commitments and contingencies
Shareholders equity:
Ordinary shares	$2,552	$4,000	$(3,501)	(s) (t)	$3,051
Additional paid-in capital	7,359,102	1,998,000	(146,898)	(u) (v)	9,210,204
Accumulated other comprehensive income (loss)	1,484,458	(243,000)	243,000	(w)	1,484,458
Retained earnings	1,187,640	1,682,000	(1,775,846)	(x) (r)	1,093,794
Treasury Stock	—	(39,000)	39,000	(y)	—
Shareholders’ equity attributable to XL Group plc/Catlin	$10,033,752	$3,402,000	$(1,644,245)		$11,791,507
Non-controlling interest in equity of consolidated subsidiaries	1,402,015	590,000	7,000	(z)	1,999,015
Total shareholders’ equity	$11,435,767	$3,992,000	$(1,637,245)		$13,790,522
Total liabilities and shareholders’ equity	$45,046,819	$15,347,000	$(452,402)		$59,941,417
See accompanying notes to the unaudited pro forma consolidated financial information.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

(U.S. dollars in thousands, except per share amounts)	Year Ended December 31, 2014
	XL	Catlin	Adjustments		Total
Revenues:
Net premiums earned	$5,895,070	$4,160,000	$—		$10,055,070
Net investment income:
Net investment income - excluding Life Funds Withheld Assets	789,050	226,000	(112,823)	(aa)	902,227
Net investment income - Life Funds Withheld Assets	129,575	—	—		129,575
Total net investment income	$918,625	$226,000	$(112,823)		$1,031,802
Realized investment gains (losses):
Net realized gains (losses) on investments sold - excluding Life Funds Withheld Assets	$158,733	$—	$98,619	(bb)	$257,352
Other-than-temporary impairments ("OTTI") on investments - excluding Life Funds Withheld Assets	(33,508)	—	—		(33,508)
OTTI on investments transferred to (from) other comprehensive income - excluding Life Funds Withheld Assets	(2,234)	—	—		(2,234)
Net realized gains (losses) on investments sold - Life Funds Withheld Assets	5,067	—	—		5,067
OTTI on investments - Life Funds Withheld Assets	(20,587)	—	—		(20,587)
Net unrealized gains (losses) on investments, Trading - Life Funds Withheld Assets	(9)	—	—		(9)
Total net realized gains (losses) on investments, and net unrealized gains (losses) on investments, Trading - Life Funds Withheld Assets	$107,462	$—	$98,619		$206,081
Net realized and unrealized gains (losses) on derivative instruments	29,886	—	(48,674)	(cc)	(18,788)
Net realized and unrealized gains (losses) on life retrocession embedded derivative and derivative instruments - Life Funds Withheld Assets	(488,222)	—	—		(488,222)
Income (loss) from investment fund affiliates	95,816	—	(1,173)	(dd)	94,643
Fee income and other	43,630	14,000	—		57,630
Total revenues	$6,602,267	$4,400,000	$(64,051)		$10,938,216
Expenses:
Net losses and loss expenses incurred	$3,258,393	$2,183,000	$(101,000)	(ee)	$5,340,393
Claims and policy benefits	242,963	—	—		242,963
Acquisition costs	738,118	986,000	101,000	(ff)	1,825,118
Operating expenses	1,341,315	717,000	18,600	(gg)	2,076,915
Foreign exchange (gains) losses	(37,568)	9,000	—		(28,568)
Loss on sale of life reinsurance subsidiary	666,423	—	—		666,423
Interest expense	134,106	17,000	50,647	(hh) (ii) (jj)	201,753
Total expenses	$6,343,750	$3,912,000	$69,247		$10,324,997
Income (loss) before income tax and income (loss) from operating affiliates	258,517	488,000	(133,298)		613,219
Income (loss) from operating affiliates	107,218	—	1,435	(kk)	108,653
Provision (benefit) for income tax	96,897	26,000	(1,437)	(ll)	121,460
Net income (loss)	$268,838	$462,000	$(130,426)		$600,412
Non-controlling interests	80,498	44,000	—		124,498
Net income (loss) attributable to ordinary shareholders	$188,340	$418,000	$(130,426)		$475,914
Weighted average ordinary shares and ordinary shares equivalents outstanding, in thousands - basic	267,103	358,488	N/M		317,038
Weighted average ordinary shares and ordinary shares equivalents outstanding, in thousands - diluted	271,527	376,141	N/M		321,462
Earnings (loss) per ordinary share and ordinary share equivalent – basic	$0.71	$1.17	N/M		$1.50
Earnings (loss) per ordinary share and ordinary share equivalent – diluted	$0.69	$1.11	N/M		$1.48
___________

*	N/M - Not Meaningful

See accompanying notes to the unaudited pro forma consolidated financial information

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
1. Basis of Pro Forma Presentation
The unaudited pro forma consolidated balance sheet as of December 31, 2014 and the unaudited pro forma consolidated income statements for the year ended December 31, 2014 are based on the historical financial statements of XL and Catlin after giving effect to the Transactions and the assumptions and adjustments described in the accompanying notes. It does not reflect cost savings or operating synergies expected to result from the Acquisition, the costs to achieve these cost savings or operating synergies, or any disposition of assets that may result from the integration of the operations of the two companies.
The Acquisition will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”) with XL as the acquiring entity. In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.
Under ASC 805, all of the Catlin assets acquired and liabilities assumed in this business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred, with the exception of certain costs associated with the issuance of subordinated notes, which were deferred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties, if any, after the acquisition date will generally affect income tax expense. Subsequent to the Acquisition, the integration plan may affect how the assets acquired, including intangible assets, will be utilized by the combined company.
The unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the consolidated results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.
2. Accounting Policies
XL continues to perform a comprehensive review of accounting policies of Catlin, in an effort to determine if differences exist between XL's and Catlin's accounting policies and the related financial statement presentation. As a result of that review, XL may identify additional differences that, when conformed, could have a material impact on this unaudited pro forma consolidated financial information.
3. Acquisition Consideration
On May 1, 2015 (the "Acquisition Date"), the Company completed the Acquisition of the entire issued share capital of Catlin Group Limited ("Catlin") as contemplated by that certain Implementation Agreement, dated January 9, 2015 (the “Implementation Agreement”), by and among XL-Ireland, Green Holdings Limited, a wholly-owned subsidiary of the Company (“Green Holdings”), and Catlin.
Pursuant to the terms of the Implementation Agreement, the Acquisition was implemented by way of a scheme of arrangement (the “Scheme”) under Section 99 of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”), and sanctioned by the Supreme Court of Bermuda (the “Court”), immediately after which Catlin was merged with and into Green Holdings under Section 104H of the Companies Act, with Green Holdings as the surviving company, pursuant to the terms of that certain Merger Agreement, dated January 9, 2015 (the “Merger Agreement”), among XL-Ireland, Green Holdings and Catlin. The XL Shares issued in connection with the Acquisition were issued in reliance upon an exemption from registration under U.S. federal securities laws provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”).
Pursuant to the terms of the Implementation Agreement, XL-Ireland acquired each ordinary share of Catlin, par value $0.01 per share (“Catlin Shares”), for consideration per Catlin Share (the “Acquisition Consideration”) equal to 388 pence in cash and 0.130 of an XL-Ireland ordinary share, par value $0.01 per share (“XL Shares”), subject to the mix and match facility set forth in the Implementation Agreement. The newly-issued XL Shares are listed on the New York Stock Exchange.
XL-Ireland issued approximately 49.9 million XL Shares and paid approximately £1.49 billion in cash to the holders of Catlin Shares as Acquisition Consideration pursuant to the terms of the Scheme.

The foregoing description of the Implementation Agreement and the Merger Agreement is qualified in its entirety by reference to the full text of the Implementation Agreement and Merger Agreement, copies of which were filed on Form 8-K on January 9, 2015.
Calculation of Acquisition Consideration
The acquisition consideration excludes the impact of fractional shares and is calculated as follows:

(In thousands, except per share data)
Estimated shares of Catlin common stock outstanding as of April 30, 2015, in thousands (including the dilutive effect of warrants)	384,118
Exchange ratio per the merger agreement	0.13
XL share issuance to Catlin shareholders	49,935
Multiplied by XL’s closing price per share on April 30, 2015	$37.08
XL share issuance consideration	$1,851,601
Estimated shares of Catlin common stock outstanding as of April 30, 2015, in thousands, that will receive cash consideration (including the dilutive effect of warrants)	384,118
Multiplied by XL’s cash price component, per share in GBP	£3.88
Cash consideration, in GBP	£1,490,377
Foreign exchange rate: GBP/USD at April 30, 2015	$1.5349
Cash consideration, in USD	$2,287,579
Total acquisition consideration	$4,139,180
4. Acquisition Consideration Allocation
Under the acquisition method of accounting, the total acquisition consideration is allocated to the acquired tangible and identifiable intangible assets and assumed liabilities of Catlin based on their estimated fair values as of the closing of the Acquisition. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.
The allocation of the acquisition consideration is preliminary and is based on estimates, assumptions, valuations, and other studies which have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the acquisition consideration allocation reflected in the unaudited pro forma adjustments will remain preliminary until XL management determines the final fair values of assets acquired and liabilities assumed. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma consolidated financial information.

The total acquisition consideration is allocated to Catlin’s tangible and identifiable intangible assets and liabilities as of December 31, 2014 based on their preliminary fair values as follows:

(U.S. dollars in thousands)	December 31, 2014
Acquisition Consideration	$4,139,180
ASSETS
Fixed maturities, at fair value	$7,511,000
Short-term investments, at fair value	203,000
Other invested assets	654,700
Total Investments	$8,368,700
Cash and cash equivalents	$772,000
Restricted cash and cash equivalents	185,000
Accrued investment income	40,000
Premiums and other receivables	2,004,000
Reinsurance recoverable on unpaid losses (net of bad debts)	1,393,628
Reinsurance recoverable on paid losses (net of bad debts)	254,000
Reinsurers’ share of unearned premiums	749,000
Intangible assets	997,000
Value of business in-force	689,327
Receivable from investments sold	13,000
Other assets	301,000
Total Assets	$15,766,655
LIABILITIES
Reserves for losses and loss expenses	$6,831,257
Unearned premiums	3,062,000
Reinsurance payable	1,069,000
Accounts payable and other liabilities	313,000
Subordinated debt	84,027
Payable for investments purchased	37,000
Deferred tax liability (net)	84,133
Income taxes payable	20,000
Total Liabilities	$11,500,417
Net assets acquired before non-controlling interest	$4,266,238
Non-controlling interest in equity of consolidated subsidiaries	597,000
Net assets acquired	$3,669,238

Goodwill	$469,942
Identifiable intangible assets. The preliminary fair values of intangible assets were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, (“ASC 820”). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The preliminary allocation to intangible assets is as follows:

(U.S. dollars in thousands)	December 31, 2014	Estimated Useful Life (Years)
Syndicate Capacity	$660,000	Indefinite
Insurance Licenses	22,000	Indefinite
Total identified indefinite life intangible assets	$682,000
Lloyds – Managing Agent Contracts	$15,000	13-17
Distribution network	290,000	18-25
Trademarks / Trade Names	10,000	2-3
Total identified definite life intangible assets	$315,000
Total Identified Intangible Assets	$997,000
Approximately $315 million has been preliminarily allocated to acquired amortizable intangible assets with definite lives. The amortization related to the preliminary fair value of amortizable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma consolidated statement of income.
Goodwill. Goodwill represents the excess of the acquisition consideration over the preliminary fair value of the underlying net tangible and intangible assets. Among the factors that contributed to a purchase price in excess of the fair value of the identifiable net tangible and intangible assets are the skill sets, operations and synergies that can be leveraged to enable the combined company to build a stronger enterprise. In accordance with ASC Topic 350, Intangibles—Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur a charge to earnings for the amount of the impairment during the period in which the determination is made.
5. Unaudited Pro Forma and Acquisition Accounting Adjustments
The unaudited pro forma financial information is not necessarily indicative of what the financial position and results from operations actually would have been had the Transactions been completed at the date indicated and includes adjustments which are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the post-acquisition periods. The unaudited pro forma financial information does not give consideration to the impact of expense efficiencies, synergies, integration costs, asset dispositions, or other actions that may result from the Acquisition.
The following unaudited pro forma adjustments result from accounting for the Transactions, including the determination of fair value of the assets, liabilities, and commitments which XL, as the acquirer for accounting purposes, has acquired and assumed from Catlin. The descriptions related to these adjustments are as follows:

Balance Sheet

(U.S. dollars in thousands)		Increase (decrease) as of December 31, 2014
(a)	Adjustment to reclassify fixed maturity securities on which fair value option was elected by Catlin to AFS to conform with XL's accounting policies		7,511,000
(b)	Adjustment to reclassify certain Catlin's derivative contracts to conform with XL's presentation		3,000
(c)	Adjustment to reclassify equities carried at fair value to AFS		158,000
(d)	Adjustment to reclassify short-term investments on which fair value option was elected by Catlin to AFS to conform with XL's accounting policies		203,000
(e)	Adjustments to other investments		(109,300)
	To reclassify equities carried at fair value to AFS	(158,000)
	To reflect certain investment at fair value	50,700
	To reclassify certain derivative contracts to conform presentation	(2,000)
(f)	Adjustment to reflect cash paid by XL to Catlin’s shareholders		(2,287,579)
(g)	Adjustment to reflect the issuance of subordinated notes by XL, net of issuance costs		980,640
(h)	Adjustment to reflect elimination of Catlin's deferred acquisition cost asset		(526,000)
(i)	Adjustments to eliminate intercompany balances between XL and Catlin
	To eliminate intercompany ceded unearned premiums		(11,710)
	To eliminate premiums receivable		(3,330)
	To eliminate reinsurance balances receivables		(618)
	To eliminate unpaid loss and loss expense recoverable		(19,402)
	To eliminate unpaid losses and loss expense		(19,402)
	To eliminate unearned premium		(11,710)
	To eliminate reinsurance balances payable		(3,947)
(j)	Adjustment to reflect the difference between the estimated fair value and the historical carrying value of Catlin’s reinsurance recoverable on unpaid losses (net of bad debts). The estimated fair value consists of the present value of reinsurance recoverable on unpaid losses (net of bad debts)		(57,372)
(k)	Adjustment to reflect goodwill and intangible assets at fair value		746,942
	To eliminate Catlin’s carried goodwill and intangible assets	(720,000)
	To establish goodwill arising from the Acquisition	469,942
	To establish the separately identifiable intangible assets at fair value	997,000
(l)	Adjustment to establish intangible asset resulting from the adjustment of unearned premiums to the estimated fair value of profit within Catlin’s unearned premiums, adjusted for a risk premium		689,327
(m)	Adjustments to reclassify certain Catlin's derivative contracts to conform with XL's presentation		(1,000)
(n)	Adjustment to reflect the fair value of certain other assets		(14,000)
(o)	Adjustment to reflect the difference between the estimated fair value and the historical carrying value of Catlin’s reserve for losses and loss expenses. The estimated fair value consists of the present value of the loss reserves plus a risk premium		126,257
(p)	Adjustment to reflect Catlin’s subordinated debt at fair value		(5,974)
(q)	Adjustment to reflect the income tax effect for unaudited pro forma consolidated balance sheet adjustments related to the Acquisition using the statutory tax rates of the jurisdictions, where the respective tax effects apply		25,133
(r)	Adjustment to reflect the transaction costs incurred by XL and Catlin that are directly related to the acquisition as a reduction of retained earnings		(93,846)
(s)	Adjustment to reflect the elimination of Catlin’s common stock		(4,000)
(t)	Adjustment to reflect the issuance of XL ordinary shares - par value		499
(u)	Adjustment to reflect the issuance of XL ordinary shares - additional paid-in capital		1,851,102
(v)	Adjustment to reflect the elimination of Catlin’s additional paid-in capital		(1,998,000)
(w)	Adjustment to reflect the elimination of Catlin’s accumulated other comprehensive income		243,000
(x)	Adjustment to reflect the elimination of Catlin’s retained earnings		(1,682,000)
(y)	Adjustment to reflect the elimination of Catlin’s treasury stock		39,000
(z)	Adjustment to reflect Catlin's non-controlling interest at fair value		7,000

Income Statements

(U.S. dollars in thousands)		Increase (decrease) for Year Ended December 31, 2014
(aa)	Adjustments to conform presentation of net investment income		(112,823)
	To reclassify Catlin's realized and unrealized gains in conjunction with the reclassification of fixed maturities and equities at fair value to fixed maturities, AFS, to conform with XL's presentation	(126,204)
	To reclassify Catlin's derivative losses to conform with XL's presentation	48,674
	To reclassify gains related to equity funds and certain loans	(22,945)
	To amortize the fair value adjustment of fixed maturity securities, AFS and certain loans	(10,353)
	To reclassify income from operating affiliates to conform with XL's presentation	(1,995)
(bb)	Adjustment to conform presentation of net realized gains (losses) on investments sold		98,619
(cc)	Adjustment to reclassify derivative losses from net investment income to conform presentation		(48,674)
(dd)	Adjustment to conform presentation of income (loss) from investment fund affiliates		(1,173)
(ee)	Amortization of the adjustment resulting from the difference between estimated fair value and the historical carrying value of Catlin's net loss and LAE reserves		(101,000)
(ff)	Adjustment to acquisition costs		101,000
	Adjustment to eliminate amortization of Catlin’s DAC	(526,000)
	Amortization of intangible asset resulting from the adjustment of unearned premiums to the estimated fair value of profit within Catlin’s unearned premiums	627,000
(gg)	Adjustment to amortize the fair value adjustment of intangible and certain other assets		18,600
(hh)	Adjustment to amortize the fair value adjustment of Catlin’s subordinated debt		(268)
(ii)	Adjustment to amortize the deferred issuance costs for the subordinated notes		834
(jj)	Adjustment to record interest expense related to the subordinated notes issued to finance the acquisition		50,081
(kk)	Adjustment to conform presentation of income (loss) from operating affiliates		1,435
(ll)	Adjustment to reflect income tax effect for unaudited pro forma consolidated statement of income adjustments related to the Acquisition using the statutory tax rates of the jurisdictions, where the respective tax effects apply		(1,437)
The total costs and expenses relating to the Acquisition are estimated to amount to approximately $106.9 million. Of these estimated transaction costs, $13.1 million relates to the subordinated notes' issuance costs associated with financing the Acquisition and will be deferred per guidance in ASC 805. The remaining estimated transaction costs relate to bridge loan financing, professional fees and other costs associated with the Acquisition, including legal, accounting, tax and printing fees to be paid to third parties based on actual expenses incurred to date and best estimates provided by third party service providers to XL and Catlin. The adjustment does involve a degree of judgment and estimation, which XL management believes to be reasonable as at the date of this Form 8-K/A. There can be no assurance that these estimates will not change, even materially, as the transaction progresses to its conclusion. These transaction and related costs are one-time in nature and are not expected to have a continuing impact on the combined XL entity and as such are not included in the unaudited pro forma consolidated income statement for the year ended December 31, 2014.

6. Net Income Per Share
Preliminary pro forma net income per share for the year ended December 31, 2014 have been calculated using XL’s historic weighted average ordinary shares outstanding plus the ordinary shares assumed to be issued to Catlin stockholders per the Acquisition agreement.
The following table sets forth the calculation of basic and diluted preliminary pro forma net income per share for the year ended December 31, 2014:

	Year Ended December 31, 2014
(In thousands, except per share amounts)	Basic	Diluted
Preliminary pro forma net income	$475,914	$475,914
Weighted average ordinary shares outstanding:
Historic XL	267,103	267,103
Historic XL dilutive potential ordinary shares	—	4,424
Adjusted weighted average ordinary shares outstanding	267,103	271,527
XL share issuance to Catlin shareholders	49,935	49,935
Preliminary pro forma adjusted weighted average common shares outstanding	317,038	321,462
Preliminary pro forma net income per share	$1.50	$1.48